Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.5

2019 Pricing Agreement (2170 Cells)

PPA Effective Date: 7/1/2019

Seller’s Vendor Number with Tesla:	133618
Pricing Validity Period (“Pricing Term”):	[***]	through	[***]
Forecasted Volumes during Pricing Term:	See Section 8(a) below
Payment Terms:	[***]
1.

This 2019 Pricing Agreement (Gigafactory 2170 Cells) (the “PPA”) is entered into by the Tesla, Inc. and Tesla Motors Netherlands B.V. (collectively, “Tesla”) and Panasonic Corporation (“Panasonic Corp.”) and Panasonic Corporation of North America, for and on behalf of its division Panasonic Energy of North America (“PENA”) (collectively, “Seller”) with respect to cylindrical lithium-ion battery cells made by or on behalf of Seller (collectively, "Cells") at Tesla’s Gigafactory in Sparks, Nevada (the “Factory”). The Parties shall meet and confer in good faith to finalize an agreed, written Specification for each type of Goods, including the agreed watt-hour (Wh) capacity and size.  The price per Cell is referred to as the “Unit Price.”  The pricing herein shall apply to Cells produced on each production line at the Factory and continue throughout the Pricing Term.  Terms used herein with initial capitalization have the meanings given where used or in the Gigafactory Contract.

2.

Orders.  Tesla and any of its Affiliates may order goods pursuant to Purchase Orders or Releases issued directly to Seller and each such Purchase Order and Release shall be governed by the Gigafactory Contract.  The applicable delivery dates will be specified in Purchase Orders or Releases issued and accepted per Sections 1.2 and 1.3 of the GTC or otherwise agreed per the production planning process in Section 1.1 of the GTC.  Seller shall direct all invoices under a Purchase Order to the Tesla entity identified in the Purchase Order or, if applicable, in the applicable Release.

3.

Pricing. The Parties agree that the Unit Prices for Cells will be firm and fixed prices determined with reference to the applicable baseline price (“Baseline Price”) and will not change for any reason except as expressly contemplated below.  No further amounts shall be payable by Tesla for any reason, except as may be applicable per Section 6 (Changes) and Section 8 (Volumes) below.

a.

Unit Prices for [***].  The Unit Prices for ‘2170’ Cells in this period shall be the rates set forth in the applicable Purchase Orders issued by Tesla and accepted by Seller.  Seller has completed delivery of the Cells in this timeframe.

b.	Baseline Pricing for [***]:
i.

[***] Cell Unit Price.  The Unit Price for Cells intended for use in [***] (“[***] Cells”) which are ‘[***]’ Cells shall be [***] per [***] Cell (calculated as [***] per Cell).  The foregoing price shall not change for [***] Cells for any reason.

ii.

[***] Cell Baseline.  The Baseline Price for [***] Cells shall be [***] per [***] Cell (calculated as [***] per Cell for [***] Cells).  The Unit Price will be calculated with reference to the nominal initial energy per [***] Cell according to the applicable Specification.

iii.	[***] Cell Baseline. The Baseline Price for Cells intended for use in [***] (“[***] Cells”) shall be [***] per Cell (calculated as [***] per Cell for ‘[***]’).
iv.

Metals Adjustment.  At the end of each month during the Pricing Term starting [***], the Baseline Price shall adjust as follows:  the Parties will measure the [***] per the applicable index or metric for the applicable measurement window in the table below (this is the “Index Average Cost”), and adjust the Baseline Price (up or down) based on the difference between the then-current Index Average Cost for each material and the baseline commodity assumptions set forth below.

Table 1: Metals Adjustment
Cell Material	[***]	[***]	[***]	[***]
Index/Metric	[***]	[***]	[***]	[***]
Measurement Window	[***]	[***]	[***]	[***]
Content per Cell: [***] Baseline	[***] per Cell	[***] per Cell	[***] per Cell	[***] per Cell
Content per Cell: [***] Baseline	[***] per Cell	[***] per Cell	[***] per Cell	[***] per Cell
Commodity Price Baseline	[***]	[***]	[***]	[***]

v.

Lithium Adjustment.  At the end of each [***] during the Pricing Term starting [***], the Baseline Price shall adjust as follows:  the Parties will measure the [***] for the applicable measurement window in the table below, and adjust the Baseline Price (up or down) based on the difference between the then-current Index Average Cost for each material and the baseline commodity assumptions set forth below.

Table 2-A: Lithium Adjustment
Cell Material	[***]
Index/Metric	[***]
Measurement Window	See Table 2-B below
Content per Cell: [***] Baseline	[***] per Cell
Content per Cell: [***] Baseline	[***] per Cell
Commodity Price Baseline	[***]

Table 2-B: Measurement Window for Lithium Adjustment and Currency Exchange
Pricing Period	Measurement Window
Calendar Year [***]	[***]
Calendar Year [***]	[***]
Calendar Year [***]	[***]
Calendar Year [***]	[***]

vi.

[***] Adjustment.  At the end of each month during the Pricing Term starting [***], the Baseline Price shall adjust based on the change in [***] and [***] for Cell Materials [***], measured as the monthly average for the month occurring [***] per the [***] (the “[***]”).  For example, for Goods scheduled for delivery in [***], this adjustment shall take place with respect to the exchange rate for [***].  The baseline [***] as of the PPA Effective Date shall be [***].

4.	Bill of Materials.
a.

Except as expressly agreed in writing by the Parties and subject to Section 4.b below, Seller shall be responsible (as between the Parties) for the procurement, transportation, storage, and use of all production materials which are incorporated in finished Cells, excluding consumables (“Cell Materials”) as well as material waste at the Factory or its suppliers’ facilities, and in no event shall

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the Unit Price change based on the costs or expenses incurred by Seller in connection with Cell Materials.
b.

The Parties may engage in projects with respect to the bill of materials for Cells to improve quality and reduce cost (collectively, “BOM Collaboration Projects”) as listed in Exhibit 1-A or that may be initiated or implemented during the Pricing Term. Additional or new BOM Collaboration Projects will be added to Exhibit 1-A unless otherwise mutually agreed after a good faith discussion.  If a Party completes or implements other projects, the Parties will [***]. At the end of each [***] during the Pricing Term, the Parties shall discuss in good faith and [***] resulting from BOM Collaboration Projects, other than those listed in Exhibit 1-B, [***] for such BOM Collaboration Projects.  Tesla shall be entitled to, and Panasonic shall provide to Tesla, [***].

5.	Material Sourcing.
a.

Seller will comply with the Tesla Supplier Code of Conduct which is available at https://www.tesla.com/sites/default/files/about/legal/tesla-supplier-code-of-conduct.pdf and, to the extent applicable, the Tesla Human Rights And Conflict Minerals Policy which is available at https://www.tesla.com/about/legal#human-rights-and-conflict-minerals-policy (the foregoing two policies are referred to, collectively, as “Tesla’s Conduct Policies”).

b.

In connection with the sourcing of cobalt and battery cell materials produced with cobalt (e.g. cathode) (collectively, “Cobalt”) and if applicable conflict minerals, Seller shall (i) comply with the Responsible Minerals Initiative standards (“RMI Standards”), (ii) comply with all applicable Laws, (iii) require each supplier and sub-supplier of Cobalt to submit a comprehensive response using the Cobalt Reporting Template, available at http://www.responsiblemineralsinitiative.org/emerging-risks/cobalt-reporting-template/, to confirm that such entities comply with the RMI Standards, and (iv) provide copies of all such responses and data to Tesla no later than February 28 of each year through 2021.

c.

If and to the extent that Seller discovers that a supplier or sub-supplier fails to comply with an applicable Law, the RMI Standards, or Tesla’s Conduct Policies, the Parties shall promptly discuss in good faith how to mitigate the impact on Tesla.

6.

Changes.  Section 2.2 (Changes) of the GTC shall govern any Changes, which may include equitable price adjustments or other appropriate adjustments not expressly described in this PPA, agreed by the Parties during the Pricing Term.

7.

Customs, Duties, and Tariffs.  Except as expressly agreed in writing by the Parties:  (a) Seller shall be responsible (as between the Parties) for the import of all Cell Materials, equipment, and other supplies required for production of Cells at the Factory; (b) Seller shall act as the importer of record therefor and be responsible for paying all duties, tariffs, and other charges required in connection with any such import. The Unit Prices shall not change during the Pricing Term in connection with any change in the amounts of any such duties, tariffs, or other charges; provided, however, that the Parties shall discuss in good faith sharing the impact of any changes to such duties, tariffs, or similar charges .

8.	Volumes.
a.

Volume Commitment.  Subject to Section 1.6 (Purchase Commitment) of the GTC and Section 8.b below, Tesla will order and purchase [***] (the “Volume Commitment”).  Seller acknowledges that any forecast volumes in excess of the Volume Commitment is provided for planning purposes only and is not a volume guarantee and Tesla shall have no liability for failure to order such excess volumes.  For the avoidance of doubt, Tesla’s Volume Commitment hereunder shall be deemed to be satisfied and shall be reduced, as applicable, to the extent that one or more Authorized Purchasers purchases Goods in connection with this PPA.  If Panasonic reasonably believes that Tesla will not order and purchase the Volume Commitment, Panasonic may notify Tesla in writing and the Parties shall discuss in good faith.

2019 Pricing Agreement (2170 Cells)Page 3 of 7

b.

Tesla’s Volume Commitment shall be reduced by the quantity of Cells that are not delivered due to any or all of the following:  a Force Majeure Event; agreed Production Line switchovers (e.g. between [***] Cells and [***] Cells); or Seller’s inability to produce or deliver Cells to the extent caused by any event or issue for which Seller is responsible.

c.

Order Shortfall.  If Tesla and its Authorized Purchasers fail, collectively, to order Cells from Seller in an aggregate volume that is [***] the Volume Commitment during the Pricing Term and purchase the Cells delivered by Seller in connection with such orders, Tesla shall, as Seller’s sole remedy, [***]. In no event shall the [***].

d.	[***].

	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

e.

Except as otherwise agreed in writing by Tesla (e.g. in the Lease or in a signed change order), Seller shall make all capital and operational investments required for production of Goods for Tesla in accordance with the Production Plan and under this PPA (e.g. equipment, systems, other tangible items, etc.), including equipment and labor for production or for conversion of Production Lines for production of [***] Cells or [***] Cells.  For purposes of the foregoing clause, Tesla will accept responsibility for some or all costs required to convert a Production Line between production of [***] Cells and [***] Cells only if the conversion is undertaken at Tesla’s request and pursuant to a change order that is signed prior to the conversion.

9.	Miscellaneous.
a.

The Parties’ General Terms and Conditions for Gigafactory dated October 1, 2014 (“GTC”), including Section 4.1 ([***]) thereof and Non-Disclosure Agreement for Commercial Agreement, Gigafactory dated July 1, 2019 (“NDA”) are incorporated by reference as integral parts hereof.

b.

The GTC, the NDA, this PPA, applicable sections of the Amended and Restated Factory Lease dated January 1, 2017 (“Lease”), and Purchase Orders and Releases issued by or for Tesla hereunder (collectively, “Gigafactory Contract”) constitute the entire agreement between the Parties with respect to the subject matter of this PPA and supersede all prior oral or written representations or agreements by the Parties with respect to its subject matter. No subsequent terms, conditions, understandings, or agreements purporting to modify the terms of this PPA will be binding unless in writing and signed by both Parties.

c.

In the event of a conflict between or among the document comprising the Gigafactory Contract, the conflict shall be resolved per Section 16.3 (Conflicts) of the GTC.  For the avoidance of doubt, (i) this PPA shall control in the event of a conflict between the terms hereof and the terms of the Production Pricing Agreement dated September 30, 2014 (the “2014 PPA”), and (ii) the signature of this PPA shall not terminate, or be deemed to terminate, the 2014 PPA.

d.	This PPA may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which taken together will constitute one and the same instrument.
e.

Promptly after signing this PPA, the Parties shall work together in good faith and use best efforts to negotiate and sign the following: (i) an Amended and Restated General Terms for Gigafactory based on the version provided by Tesla to Panasonic concurrently with signature of this PPA, on or prior to December 1, 2019; and (ii) a Production Pricing Agreement for the period of time after the Pricing Term, on or prior to January 31, 2020.

2019 Pricing Agreement (2170 Cells)Page 4 of 7

Agreed by authorized representatives of each Party and signed by the Parties as of the PPA Effective Date.

Tesla, Inc.	Tesla Motors Netherlands B.V.
By: /s/ Jerome Guillen Printed: Jerome Guillen Title: President, Automotive Date: 9/20/2019	By: /s/ Stephan Werkman Printed: Stephan Werkman Title: Director Date: 9/20/2019

Panasonic Corporation	Panasonic Corporation of North America, for and on behalf of its division Panasonic Energy of North America
By: /s/ Mototsugu Sato Printed: Mototsugu Sato Title: Representative Director, Member of the Board, Executive VP Date: 9/17/2019	By: /s/ Michael Riccio Printed: Michael G. Riccio Title: Chief Financial Officer and Treasurer Date: 9/17/2019

2019 Pricing Agreement (2170 Cells)Page 5 of 7

Exhibit 1-A (BOM Collaboration Projects)

[***]

2019 Pricing Agreement (2170 Cells)Page 6 of 7

Exhibit 1-B  (BOM Collaboration Projects Captured in Pricing)

[***]

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